SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  March 7, 2001
                        (Date of earliest event reported)


                           FINOVA CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                    1-7543                     94-1278569
(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number)             Identification No.)


4800 North Scottsdale Road, Scottsdale, Arizona                  85251-7623
   (Address of Principal Executive Offices)                      (Zip Code)


                                 (480) 636-4800
               Registrant's telephone number, including area code


                                      None
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     On March 7, 2001, The FINOVA Group Inc. announced that it and eight of its subsidiaries, including FINOVA Capital Corporation, had filed voluntarily petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in Wilmington, Delaware. In addition to The FINOVA Group Inc. and FINOVA Capital Corporation, the filing entities include FINOVA (Canada) Capital Corporation, FINOVA Capital plc, FINOVA Loan Administration Inc., FINOVA Mezzanine Capital Inc., FINOVA Portfolio Services, Inc., FINOVA Technology Finance, Inc. and FINOVA Finance Trust.

         The FINOVA entities obtained bankruptcy court orders March 7, 2001 that, among other things,

     * preserve their ability to run their businesses in the ordinary course, including honoring prepetition commitments for customer loans, leases and other financings, selling or leasing of repossessed, refurbished and leased assets, managing their portfolios and loans and making intercompany loans, and

     * authorize payment of prepetition employee claims and continuation of prepetition employee programs, policies and plans, with the exception of new retention plans that were recently adopted and will be submitted for bankruptcy court approval and amounts due to senior executives under existing retention plans, other amounts payable upon a change of control and certain payments due to senior executives in May 2002.

     The FINOVA Group's press release regarding the Chapter 11 filings is filed as Exhibit 99.A to this report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, FINOVA Capital Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        FINOVA CAPITAL CORPORATION

                                        /s/ Richard Lieberman
                                        ----------------------------------------
Dated: March 13, 2001                   By: Richard Lieberman
                                            Vice President-Associate General
                                            Counsel and Acting Secretary

                                  EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------
    99.A            Press Release of The FINOVA Group Inc. dated March 7, 2001.